UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 9, 2007 (January 8, 2007)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 19a-12 under the Exchange Act (17 CFR 240.19a-12)
☐	Pre-commencement communications pursuant to Rule 19d-2(b) under the Exchange Act (17 CFR 240.19d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 8, 2007, Aircastle Limited (the "Company"), through its wholly-owned subsidiary, entered into a letter agreement (the "Employment Letter") with Michael Platt, 46, pursuant to which Mr. Platt will become the Company's Chief Investment Officer. Mr. Platt is expected to commence employment with the Company in February 2007 (the "Start Date").

Prior to joining Aircastle, Mr. Platt was a member of the senior management team at International Lease Finance Corporation (“ILFC”). During his 15-year tenure with ILFC, Mr. Platt’s responsibilities included managing key airline relationships across the world and leading market development efforts in important growth areas such as India and Japan. He also headed the firm’s asset sales efforts. Prior to that, Mr. Platt was also legal counsel to ILFC and to McDonnell Douglas Finance Corp. In March 2007, Mr. Platt will be appointed President of the International Society of Transport Aircraft Trading, a leading industry trade group.

The following summary of certain terms of the Employment Letter is qualified in its entirety by reference to the Employment Letter, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Pursuant to the terms of the Employment Letter, Mr. Platt will be an "at will" employee, and will earn a base salary of $300,000 per year. Mr. Platt is eligible to receive a discretionary annual bonus at the sole discretion of the Board, and a guaranteed bonus in respect of calendar year 2007 in an amount equal to $500,000 in cash, payable in three installments in 2007 and January 2008. The Employment Letter further provides that, in the event Mr. Platt's employment is terminated by the Company for any reason other than for "cause," or by Mr. Platt for "good reason" (as such terms are defined in the Employment Letter) prior to January 15, 2009, the Company will pay him an amount equal to any portion of the 2007 guaranteed bonus which then remains unpaid, if any, plus $750,000. Within six months after his Start Date, Mr. Platt is required to invest at least $50,000 in shares of the Company.

The Company has agreed to make a grant of 100,000 restricted shares of the Company to Mr. Platt, effective on the date he commences employment, under the Amended and Restated Aircastle Limited 2005 Equity and Incentive Plan (the "Plan"). The restrictions on the shares will generally lapse on the following vesting dates: 10,000 – January 1, 2008; 15,000 – January 1, 2009; and 25,000 shares on each of January 1, 2010, January 1, 2011 and January 1, 2012. However, if Mr. Platt's employment is terminated without "cause" or if he resigns with "good reason" (as such terms are defined in his Employment Letter), any restricted shares which are due to vest at the next vesting date will vest on the date of such termination or resignation. Also, if Mr. Platt's employment is terminated without "cause" within twelve months following a "change of control" (as "change of control" is defined in the Plan), all of his restricted shares will vest on the date of his termination.

A copy of the press release announcing the Company's hiring of Mr. Platt is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Letter Agreement, dated January 8, 2007, between Aircastle Advisor LLC and Michael Platt

99.1	Press Release dated January 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED

(Registrant)

/s/ David Walton

David Walton

Chief Operating Officer, General Counsel and Secretary

Date: January 9, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Letter Agreement, dated January 8, 2007, between Aircastle Advisor LLC and Michael Platt

99.1	Press Release dated January 9, 2007